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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in the definitive Proxy Statement on Schedule 14A of Universal Compression Holdings, Inc. dated December 27, 2000 and to the incorporation by reference in the registration statement of Universal Compression Holdings, Inc. on Form S-8 (File No. 333-37648) and the registration statements of Universal Compression Holdings, Inc. on Form S-3 (File Nos. 333-46208 and 333-50302) of our reports on the consolidated financial statements of Universal Compression Holdings, Inc. and subsidiaries for the years ended March 31, 2000 and 1999 and for the period from December 12, 1997 (inception) through March 31, 1998 dated April 28, 2000, our report on the financial statements of Tidewater Compression Services, Inc. for the period from April 1, 1997 through February 20, 1998, which reports are included in the definitive Proxy Statement which is incorporated by reference into this Current Report on Form 8-K.




DELOITTE & TOUCHE LLP
Houston, Texas
December 27, 2000